UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 17, 2025
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HOME BANCSHARES, INC.
(Exact name of Registrant as Specified in Its Charter)
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Arkansas	001-41093	71-0682831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address of Principal Executive Offices) (Zip Code)
(501) 339-2929
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	HOMB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On January 17, 2025, Home BancShares, Inc. (the “Company”) issued a press release announcing the increase in the number of shares authorized for repurchase under the Company’s previously approved stock repurchase program. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the U.S. Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing under the U.S. Securities Act of 1933, as amended.
Item 8.01    Other Events
On January 17, 2025, the Board of Directors (the “Board”) of Home BancShares, Inc. (the “Company”) authorized an increase in the shares of the Company’s common stock available for repurchase under its stock repurchase program, which was originally approved by the Board in January 2008 and most recently amended in January 2021, to renew the authorization to 20,000,000 shares. As of January 17, 2025, a total of approximately 13,244,493 shares remained available for repurchase under the existing repurchase authorization, resulting in an increase of 6,755,507 shares of common stock available for repurchase.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press Release: Home BancShares, Inc. Increases Share Repurchase Program and Announces First Quarter Cash Dividend
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc.

Date:	January 21, 2025	By:	/s/ Jennifer C. Floyd
Jennifer C. Floyd
Chief Accounting Officer